RYDER SYSTEM, INC. EMPLOYEE SAVINGS PLAN A
               SCHEDULE II - SCHEDULE OF REPORTABLE TRANSACTIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                       PROCEEDS
                                       --------

Loans to participants
    Loan Fund:                         $5,450,409